Exhibit 5.1

October 17, 2006

Board of Directors
Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas, Suite 900
New York, New York 10020

Gentlemen:

        We have acted as corporate and securities counsel for Shermen WSC Acquisition Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-1 File No. 333-133869 (the "Registration Statement") with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), covering up to: (i) 20,000,000 units (the "Units"), with each Unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common Stock"), and two warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of Common Stock, to be sold to the public through CRT Capital Group LLC, as the underwriter (the "Underwriter"), (ii) 3,000,000 additional Units (the "Over-Allotment Units") which the Underwriter will have a right to purchase from the Company solely to cover over-allotments, if any (over and above the 20,000,000 Units referred to above), (iii) all shares of Common Stock and all Warrants issued as part of the Units and Over-Allotment Units and (iv) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Over-Allotment Units, and in our capacity as corporate and securities counsel to the Company, we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offering of the Units pursuant to the Registration Statement.

        We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Amended and Restated Certificate of Incorporation in the form filed as an exhibit to the Registration Statement and to be filed with the Secretary of the State of Delaware prior to the time that the Registration Statement becomes effective under the Act, its By-Laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors, the Registration Statement and exhibits thereto, and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents the Company submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to the opinions set forth below, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. Insofar as this opinion may relate to Units to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

        Based upon the foregoing and assuming that the Company's Amended and Restated Certificate of Incorporation will have been filed with the Secretary of the State of Delaware prior to the time that the Registration Statement has become effective under the Act, we are of the opinion that:

        When the Registration Statement has become effective under the Act, the Units, the Over-Allotment Units, the Warrants and the unissued shares of Common Stock included in the Units and Over-Allotment Units or issuable upon exercise of the Warrants, when issued by the Company in accordance with and in the manner described by the prospectus contained in the Registration Statement, will be duly authorized, legally issued, fully paid and non assessable.

        This opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law") and published judicial decisions interpreting Delaware Law. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "blue sky" laws of any state to the offer and/or sale of the Units).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

        This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,
Dechert LLP